UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2024

IVANHOE ELECTRIC INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41436	32-0633823
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 E. Rio Salado Parkway, Suite 130 Tempe, AZ	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 656-5821

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 13, 2024 (the “Closing Date”), Mesa Cobre Holding Corporation (“Mesa Cobre”), a wholly-owned subsidiary of Ivanhoe Electric Inc. (the “Company”), completed its previously announced acquisition of mineral rights situated in Pinal County, Arizona relating to the Santa Cruz Project in exchange for aggregate consideration of $27.9 million (the “Purchase Price”) pursuant to the terms of the Option Agreement for Purchase and Sale dated August 16, 2021 between DRH Energy, Inc. (“DRHE”) and Central Arizona Resources, LLC (“CAR”) as assigned by CAR to Mesa Cobre on October 27, 2021 (the “Original Option Agreement”, the “Assignment”, and together, the “Option Agreement”) and disclosed in various Company filings including the Form 10-K filed on February 26, 2024.  Prior to the Closing Date, Mesa Cobre made payments totaling $17.9 million to DRHE.

On the Closing Date, Mesa Cobre paid the final $10.0 million of the Purchase Price to DRHE and each of DHRE and DRH Phoenix East Construction, Inc. (“DRH Construction”) entered into a quitclaim deed to transfer certain mineral rights to Mesa Cobre.  DRH Construction also entered into an Assignment and Assumption of Contracts relating to such mineral rights.

Following the exercise of the option, each of DHRE and DRH Construction retained rights to certain oil and gas interests.  Certain obligations of Mesa Cobre will continue under the Option Agreement, including potential additional payments to DRHE, an “AMRC Payment” and a “Generational Payment”, to be calculated based on mineral reserves set forth in a definitive feasibility study (a “DFS”) and based on future mineral production.  The AMRC Payment, if any, will be equal to $0.015 per pound of copper for every pound of additional mineable reserve copper over 2 billion pounds, as determined by the DFS, payable in five equal annual installments commencing one year following the commencement of commercial mining operations.  The decision to proceed with commercial mining operations shall be at the sole discretion and determination of Mesa Cobre.  The Generational Payment, if any, will be equal to $0.015 per pound of copper (adjusted based on a price index) for every pound of copper produced over and above the copper reserves estimate in the DFS.  Pursuant to the Option Agreement, Mesa Cobre has committed to prepare the DFS no later than August 16, 2027, granted DHRE a right to elect to receive all or any portion of such future payments in the Company’s common stock at a 10% discount to the 5-day volume weighted average price, registration rights and is subject to indemnification obligations.

The foregoing description of the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Original Option Agreement which was included as Exhibit 10.9 to the Company’s Form 10-K filed on February 26, 2024 and the Assignment which was included as Exhibit 10.1 to the Company’s Form 10-K filed on February 26, 2024.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release dated August 13, 2024, relating to the announcement of the closing of the transactions contemplated by the Option Agreement, is furnished as Exhibit 99.1 to this Form 8-K.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 13, 2024
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVANHOE ELECTRIC INC.

Date: August 13, 2024	By:	/s/ Taylor Melvin
Taylor Melvin
President and Chief Executive Officer

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